ARTHUR
                                    ANDERSEN

                                                     -------------------------
                                                     Arthur Andersen LLP

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                                                     1345 Avenue of the Americas
                                                     New York NY 10105-0032
                                                     Writer's Direct Dial


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

            As independent public accountants, we hereby consent to the use of our report dated December 12, 1997 on the financial statements of Spectra Fund for the year ended October 31, 1997 and to all references to our Firm included in or made a part of the registration statement of Spectra Fund filed on Form N-1A (Amendment No. 17), Investment Company Act File No. 811-1743 with the Securities and Exchange Commission.


                                                       /s/Arthur Andersen LLP
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                                                       ARTHUR ANDERSEN LLP



New York, New York
December 22, 1998